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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Bolt Beranek and Newman Inc. on Form S-8 (File Nos. 33-44894, 33-32023, 33-31385, 33-20216, 33-13857, 2-88754, and 2-88724) of our reports dated August
11, 1994 on our audits of the consolidated financial statements and financial statement schedules of Bolt Beranek and Newman Inc. as of June 30, 1994 and 1993 and for the years ended June 30, 1994, 1993 and 1992, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 26, 1994